Exhibit 99.1

Tesoro Corporation Creates Full-Service Logistics Company

•	Tesoro Logistics LP agrees to acquire QEP Field Services for approximately $2.5 billion, including 58% ownership in QEP Midstream Partners

•	Strategically located, high-quality natural gas gathering and processing assets in the Rockies, Uinta and North Dakota

•	Expands growth opportunity into natural gas midstream business

•	Increases logistics third-party revenue from 12% to approximately 50%

•	Transaction includes Tesoro investing over $350 million in TLLP

•	Significantly grows Tesoro’s value in TLLP

SAN ANTONIO – October 19, 2014 - Tesoro Corporation (NYSE: TSO) (“Tesoro”) today announced that its affiliate, Tesoro Logistics LP (NYSE: TLLP) (the “Partnership” or “TLLP”) has executed a definitive agreement to acquire QEP Resources, Inc.’s wholly owned natural gas gathering and processing business, QEP Field Services, LLC (“QEPFS”), including its 58% partnership interests in QEP Midstream Partners, LP (“QEPM”). In conjunction with the transaction, Tesoro has committed to investing $350 million in TLLP common units as well as maintaining its 2% general partner interest. The investment is expected to generate significant value through Tesoro’s ownership interests in TLLP.

“This is another transformational acquisition for Tesoro and TLLP, which enables our logistics company to offer a full-suite of services to third-party customers and enhances the growth of our midstream operations,” said Greg Goff, President and CEO of Tesoro. “This acquisition advances our distinctive strategy to build a customer-focused logistics business, broadening our capabilities across the value chain to deliver enhanced shareholder value.”

The acquisition, valued at approximately $2.5 billion, including approximately $230 million to refinance QEPM’s debt, provides TLLP access to strategically located, high-quality assets that provide product and service diversification within our geographic footprint. The transaction is anticipated to close in the fourth quarter of 2014, and is subject to regulatory approval. It is expected to be accretive to TLLP unitholder distributions in the first year, which will continue to drive Tesoro shareholder value through its interests in the Partnership.

Public Invited to Listen to Conference Call

At 7:00 a.m. CT (8:00 a.m. ET) tomorrow, Monday, October 20, 2014, Tesoro and TLLP will live broadcast a conference call to discuss the transaction. Interested parties may listen to the conference call and access accompanying slides by logging on to http://www.tsocorp.com.

Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates six refineries in the western United States with a combined capacity of over 850,000 barrels per day and ownership in a logistics business which includes a 33% interest in Tesoro Logistics LP and ownership of its general partner. Tesoro’s retail-marketing system includes over 2,200 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline™ and Tesoro® brands.

This press release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “‘plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These forward-looking statements include statements concerning the expected completion of the transaction, additional capital investments, cash flow, unitholder diversification and other benefits of the transaction. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:

Investors:

Brian Randecker, Senior Director, Investor Relations, (210) 626-4757

Media:

Tesoro Media Relations, media@tsocorp.com, (210) 626-7702